Exhibit 10.4

ASSET PURCHASE AGREEMENT

I. THE PARTIES. This Asset Purchase Agreement (“Agreement”), made this February 10, 2022, between the following parties:

Buyer: MEDIES, with a mailing address of 4 Fall Park Court, City of Leeds LS13 2LP, the State of England, United Kingdom England, (“Buyer”),

AND

Seller: Kenneth Tindall, with a mailing address of 4 Fall Park Court, City of Leeds LS13 2LP England United Kingdom, (“Seller”).

When both the Buyer and Seller are mentioned collectively, they shall be known as the “Parties.”

II. TANGIBLE ASSETS. As part of this of this Agreement, the Buyer agrees to buy while the Seller agrees to sell: (check one) Description of Tangible Asset(s)        Price ($)

For the list of items see Appendix A.                   38,930

III. INTANGIBLE ASSETS. As part of this of this Agreement, the Buyer agrees to buy while the Seller agrees to sell: (check one)

Description of Intangible Asset(s)	Price ($)

For the list of items see Appendix A.	1,180

The Tangible Assets in Section II and the Intangible Assets of Section III shall be collectively known as the “Assets.”

IV. PURCHASE PRICE. The purchase price of the Assets is $40,110 (“Purchase Price”).

V. PAYMENT. As part of this Agreement the Buyer shall deliver a Promissory Note. The terms of the note shall include the principal amount (Purchase Price), the terms of repayment and the maturity date.

VI. INSPECTION. The Parties agree that there shall not be an inspection period.

VII. PAYMENT. The Purchase Price shall be paid on February 10, 2024

VIII. APPROVAL OF 3rd PARTY. For the Assets to be sold, there is no requirement for consent or approval from any 3rd party

X. CLOSING. This transaction shall be closed on February 10, 2022, at 12:00 or earlier at an agreed upon location by the Parties. (“Closing”). Any extension of the Closing must be agreed upon, in writing, by Buyer and Seller.

a.) Closing Costs. All costs associated with the Closing shall be the responsibility of the Seller.

XI. SELLER’S REPRESENTATIONS. The Seller covenants and represents the following:

a.) Fiduciary Duty. The Seller agrees that during the purchase process to hold a fiduciary duty in the best interests of the Buyer. The Seller shall in no way conduct any action that would disrupt the on-going status of the Assets’ value or condition. This obligation shall continue until the Closing.

b.) Rights and Ownership. Seller makes the claim that they are the sole owner of the Assets with full rights to sell as stated in this Agreement. No other person has any claim, right, title, interest, or lien in, to, or on the Assets.

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c.) Outstanding Liabilities. The Seller has no outstanding liabilities, liens, judgments, or obligations that directly or indirectly affect the Assets.

d.) Taxes. Seller claims that all taxes related to the Assets have been paid-in-full. e.) Insurance. If there is any insurance on the Assets, the Seller agrees to provide the Buyer with a copy of the current insurance policy, if any, to the Buyer within a reasonable time period. The Buyer has the option to assume the policy subject to the insurer’s approval.

f.) Outstanding Suits. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Seller, threatened against or involving the Seller or brought by the Seller or affecting any of the Assets at law or in equity or admiralty or before any Federal, State, Municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, nor has any such action, suit, proceeding, or investigation been pending during the preceding date hereof.

XII. PARTIES’ REPRESENTATIONS. The Parties represent and agree to the following:

a.) Compliance with Agreement. The representations and warranties of the Seller contained in this Agreement or any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true on and as of the Closing as though such representations and warranties were made at and as of such date, except if such representations and warranties shall be true as of such date.

b.) Injunction. On the day of Closing, there shall be no effective injunction, writ, preliminary restraining order, or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not to be consummated as herein provided.

c.) Buyer’s Approval. All actions, proceedings, instruments, and documents required to carry out this Agreement, or incidental thereto, and all other related legal matters shall have been approved by counsel for the Buyer.

d.) Casualty. The Assets, or any substantial portion thereof, shall not have been adversely affected in any material way as a result of any fire, accident, flood, or other casualty or act of God or public enemy, not shall any substantial portion of the purchased property have been stolen, taken by eminent domain, or subject to condemnation. If the Closing occurs hereunder despite such casualty as a result of the waiver of this condition by the Buyer, the Seller shall assign or pay over to the Buyer the proceeds of any insurance or any condemnation proceeds with respect to any casualty involving the Assets that occur after the date hereof.

e.) Adverse Change. Between the date of this Agreement and the Closing, there shall be no material adverse change of the Assets.

XIII. SELLER’S INDEMNIFICATION. The Seller agrees to jointly and severally indemnify and hold the Buyer, and assigns, harmless from any and all claims of any nature whatsoever, including without limitation:

a.) Claims. Tort claims and claims made by creditors; and

b.) Taxes. Claims that may be made hereinafter on account of Federal and State taxes, including, but not limited to, sales taxes, franchise taxes, unemployment taxes, Social Security taxes, excise taxes, and any other taxes of any nature or form on account of the Buyer ending on and accruing up to the Closing.

XIV.      ACCESS TO INFORMATION: After the execution of this Agreement, the Buyer shall have full access to any and all information in reference to the Assets. The Buyer shall maintain a fiduciary duty to keep the information that it obtains confidential and agrees to not share with any third (3rd) party unless the Seller gives their written consent.

XV. TRANSFER OF ASSETS. The Seller makes the following covenants to the Buyer: a.) Title. A bill of sale shall be delivered at the Closing that shall transfer all the Assets mentioned in this Agreement and free and clear of all encumbrances. The Seller shall include any and all items that are listed in the Appendix A to be placed in the name of the Buyer or in a name the Buyer suggests.

XVI.      RETURN OF MATERIALS. Any information that is obtained by the Buyer through the Seller shall be returned if there is no Closing.

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XVII.      MEDIATION AND ARBITRATION. If a dispute arises under this Agreement, the parties agree to first try to resolve the dispute with the help of a mutually agreed-upon mediator in West Yorkshire County, in the State of England (UK). Any costs and fees other than attorney fees associated with the mediation shall be shared equally by the parties. If the dispute is not resolved through mediation, the parties agree to submit the dispute to binding arbitration in West Yorkshire County, in the State of England (UK). Judgment upon the award rendered by the arbitrator may be entered in any court with jurisdiction to do so. The prevailing party shall be entitled to recover its costs and reasonable attorney's fees.

XVIII.      CONFIDENTIALITY. All negotiations regarding the Assets between the Buyer and Seller shall be confidential and not to be disclosed with anyone other than respective advisors and internal staff of the Parties and necessary third (3rd) parties. No press, or other public releases, will be issued to the general public concerning the Assets without the mutual consent or as required by law, and then only upon prior written notice to the other party unless otherwise not allowed.

XIX.      CURRENCY. All mentions of money or the usage of the "$" icon shall be known as referring to the US Dollar.

XX.      GOVERNING LAW. This Letter of Intent shall be governed under the laws by the State of Wyoming.

XXI.      SEVERABILITY. In case any provision or wording in this Letter of Intent shall be held invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

XXII.      ENTIRE AGREEMENT. This Agreement contains all the terms agreed to by the parties relating to its subject matter including any attachments or addendums. This Agreement replaces all previous discussions, understandings, and oral agreements.

SELLER

Seller’s Signature /s/ Kenneth Tindall

Name printed: Kenneth Tindall

Date 02/10/2022

BUYER

Buyer’s Signature /s/ Kenneth Tindall

Name printed: MEDIES

Date: 02/10/2022

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Tangible assets
Equipment	Price
Sony Alpha 1 Mirrorless Camera with FE 24-70mm f/2.8 GM Lens	$9,000
Sony A7 camera	$2,400
Canon CN-E 50mm T1.3 L F Cine Lens	$3,900
Epson SureColor P900 17-Inch desktop Photo Printer	$1,100
DJI Ronin 4D 4-Axis Cinema Camera 6K Combo Kit	$6,700
Wonderboom Sound Box	$90
Subtotal	$23,190

Devices

iMac 27 inch (specially kitted out)	$3,400
Oculus Quest 2 (VR) x 2	$700
LG OLED C1 Series 65” Screen	$2,000
Bose Videobar VB1	$1,100
2021 MacBook Pro with M1 Pro Chip	$4,200
PlayStation 5	$1,000
Subtotal	$12,400

Communication

iPhone 12 Pro	$1,200
iPhone XR	$300
iPad Pro	$1,000
Samusung Galaxy S21 Ultra 5G	$840
Subtotal	$3,340

Intangible assets

Software

Final Cut Pro X	$290
Da Vinci Resolve	$290
PE. (Photoshop)	$200
Adobe AE. CC for teams	$400
Motion - Multidimensional Motion Graphics
No remuneration
MindNode – Diagramming Solution
No remuneration
Subtotal	$1,180
Total	$40,110

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PROMISSORY NOTE

On the 10th day of February, 2022, hereinafter known as the "Start Date", MEDIES of 4 Fall Park Court Leeds LS13 2LP, UK, hereinafter known as the “Borrower”, has received and promises to payback Kenneth Tindall of 4 Fall Park Court Leeds LS13 2LP, UK, hereinafter known as the “Lender”, the principal sum of Forty Thousand One Hundred Ten US Dollars ($40,110), hereinafter known as the "Borrowed Money", beginning as of the Start Date in the manner as follows:

1.       PAYMENTS: The full balance of this Note, including all accrued interest and late fees, is due and payable on the 10th day of February, 2024, hereinafter known as the "Due Date".

A. Lump Sum/Instalment(s).

- LUMP SUM – Borrower shall pay a lump sum to be made in-full, principal and interest included, of Forty Thousand One Hundred Ten US Dollars ($40,110), by the Due Date.

LATE FEE - There shall be a late payment fee of Ten Thousand Dollars ($10,000) applied immediately if the Lump Sum is not paid on the due date, in addition to any other fees recovered through the possible civil lawsuit.

2.       SECURITY:

UNSECURED LOAN – There shall be NO SECURITY provided in this Note.

3.       INTEREST DUE IN THE EVENT OF DEFAULT: In the event the Borrower fails to pay the note in-full on the Due Date, unpaid principal shall accrue interest at the maximum rate allowed by law, until the Borrower is no longer in default.

4.       ALLOCATION OF PAYMENTS: Payments shall be first credited any late fees due, then any and all interest due and any remainder will be credited to principal.

5.       PREPAYMENT: Borrower may pre-pay this Note without penalty.

6.       ACCELERATION: If the Borrower is in default under this Note or is in default under another provision of this Note, and such default is not cured within the minimum allotted time by law after written notice of such default, then Lender may, at its option, declare all outstanding sums owed on this Note to be immediately due and payable.

6A. SECURITY - This includes any rights of possession in relation to the Security described in Section 2.

7.        ATTORNEYS’ FEES AND COSTS: Borrower shall pay all costs incurred by Lender in collecting sums due under this Note after a default, including reasonable attorneys’ fees. If Lender or Borrower sues to enforce this Note or obtain a declaration of its rights hereunder, the prevailing party in any such proceeding shall be entitled to recover its reasonable attorneys’ fees and costs incurred in the proceeding (including those incurred in any bankruptcy proceeding or appeal) from the non-prevailing party.

8.         WAIVER OF PRESENTMENTS: Borrower waives presentment for payment, notice of dishonour, protest and notice of protest.

9.        NON-WAIVER: No failure or delay by Lender in exercising Lender’s rights under this Note shall be considered a waiver of such rights.

10.      SEVERABILITY: In the event that any provision herein is determined to be void or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other provision, all of which shall remain in full force and effect.

11.      INTEGRATION: There are no verbal or other agreements which modify or affect the terms of this Note. This Note may not be modified or amended except by written agreement signed by Borrower and Lender.

12.      CONFLICTING TERMS: The terms of this Note shall control over any conflicting terms in any referenced agreement or document.

13.        NOTICE: Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be made to the parties at the addresses listed below.

14.        CO-SIGNER:

- NO CO-SIGNER – This Note shall not have a Co-Signer.

15.     EXECUTION: The Borrower executes this Note as a principal and not as a surety.

16. GOVERNING LAW: This note shall be governed under the laws in the State of Wyoming.

17. SIGNATURE AREA:

To Buyer as follows:

MEDIES

4 Fall Park Court Leeds LS13 2LP,

United Kingdom

(Tel) (44) 7967 396263

(e-mail) medies@mail.com

To Seller as follows:

Kenneth Tindall

4 Fall Park Court Leeds LS13 2LP,

United Kingdom

(Tel) 1 424 465 0407

(e-mail) kenneth164@hotmail.com

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BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that as of February 10, 2022, and in consideration of the sum of the Purchase Price, as that term is defined in that certain Asset Purchase Agreement (“Agreement”) among and between Kenneth Tindall, as Seller and MEDIES, corporation, as Buyer, dated of even date herewith, the receipt of which is hereby acknowledged, and undersigned does hereby grant, sell, transfer and deliver onto MEDIES, its respective successors and assigns, the following Assets described in Appendix A attached hereto and expressly made a part of hereof by reference.

FOR $40,110 TO HAVE AND TO HOLD, all and singular, the said assets in the Asset Purchase Agreement, forever; and the undersigned grantor hereby covenants with the said grantee, that it is the lawful owner of the said assets; that said assets are free from all encumbrances; that it has good right to sell the same as aforesaid, and that it will warrant and defend the title of the same against the lawful claims and demands of all persons whomsoever.

IN WITNESS WHEREOF, a representative of the said grantor has hereunto set his hand on behalf of grantor as of the date first above written.

Signature /s/ Kenneth Tindall

By: Kenneth Tindall

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